Exhibit 99.1

Pegasystems Reports YTD Q2 12 Revenue of $216.2 million, a 5% increase compared to YTD Q2 11

Q2 12 GAAP EPS of $(0.06) and Q2 12 Non-GAAP EPS of $0.09;
YTD Q2 12 GAAP EPS of $0.05 and YTD Q2 12 Non-GAAP EPS of $0.31

CAMBRIDGE, Mass. – August 9, 2012 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) and a leading provider of Customer Relationship Management (CRM) solutions, today announced financial results for the second quarter and first six months of 2012. Revenue for the second quarter of 2012 was slightly higher compared to the second quarter of 2011. Net loss for the second quarter of 2012 was $(2.3) million, or $(0.06) per diluted share, compared to net income of $2.3 million, or $0.06 per diluted share, for the second quarter of 2011. Revenue for the first six months of 2012 increased 5% to $216.2 million compared to the first six months of 2011. Net income for the first six months of 2012 was $1.8 million, or $0.05 per diluted share, compared to net income of $7 million, or $0.18 per diluted share for the first six months of 2011.

SELECTED FINANCIAL RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in '000s)	2012	2011	2012	2011
Total revenue	$105,056	$103,518	$216,223	$205,878
(Loss) income from operations	$(2,684)	$3,234	$3,235	$8,798
Net (loss) income	$(2,267)	$2,273	$1,790	$7,004
(Loss) earnings per share, basic	$(0.06)	$0.06	$0.05	$0.19
(Loss) earnings per share, diluted	$(0.06)	$0.06	$0.05	$0.18

Business Perspective
“We continue to find exciting and innovative ways to deliver accelerated value for our clients. They are leveraging Pega technology to optimize the customer experience and rapidly automate operations to save money,” said Alan Trefler, Founder and CEO of Pegasystems. “Our record-setting PegaWORLD 2012 customer conference demonstrated this with numerous transformational keynotes from some of the world's leading brands. We are also seeing increased demand for training, and are launching Pega Academy, an online source for self-paced, video-based training. Pega Academy slashes training time and can scale to accommodate exponentially more students than traditional classroom instruction.”

“During Q2, client wins were well represented across all verticals and included a number of new global brands in telecommunications, manufacturing, and financial services. We are pleased that Pega technology continues to lead the pack. A leading industry analyst firm recently recognized Pega as having the #1 platform and architecture for enterprise CRM Suites for large organizations, which is great news for customers wanting a future-proof alternative to legacy approaches,” concluded Mr. Trefler.

Craig Dynes, Pegasystems' CFO, added, “Economic uncertainty, especially in Europe, is delaying many customers from executing new license agreements. Some larger deals are being split into smaller projects, which, while still planned, are being pushed into future quarters. Even though we are still working hard to hit our bookings targets, the delays we've seen in executing licenses, along with our seeing a greater proportion of term licenses, makes our goal to surpass $500 million of revenue in 2012 very challenging. Accordingly, though we are continuing to selectively invest, we are managing expenses to keep our earnings targets in sight even at 95% of our $500 million revenue goal, which we believe represents a more appropriate objective in this economic environment.”

Messrs. Trefler and Dynes will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EDT on August 9, 2012. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event's broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Discussion of Non-GAAP Measures
To supplement financial results presented on a GAAP basis, the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and the Non-GAAP annual financial plan is approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude certain business combination accounting entries and expenses related to our 2010 acquisition of Chordiant, as well as other significant expenses including stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of the release.

Forward-Looking Statements
Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including those relating to our future financial performance, including our revenue and expenses. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing uncertainty and volatility in the global financial markets related to the European sovereign debt crisis, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company's growth. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of August 9, 2012. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to August 9, 2012.

RSS Feeds for Pegasystems Press Releases, Pegasystems Media Coverage and Pegasystems Events

About Pegasystems
Pegasystems revolutionizes how leading organizations optimize customer experience and automate operations. Our patented Build for Change® technology empowers business people to create and evolve their critical business systems. Pegasystems is the recognized leader in business process management and is also ranked as a leader in customer relationship management software by leading industry analysts. For more information, please visit us at www.pega.com.

For Information, contact:
Craig Dynes, Chief Financial Officer
617-866-6020
CDynes@pega.com

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Software license	$30,999	$34,645	$66,942	$68,107
Maintenance	34,495	28,294	65,340	55,742
Professional services	39,562	40,579	83,941	82,029
Total revenue	105,056	103,518	216,223	205,878
Cost of revenue:
Cost of software license	1,579	1,631	3,178	3,305
Cost of maintenance	3,718	3,260	7,327	6,634
Cost of professional services	34,690	35,506	71,016	70,474
Total cost of revenue (1)	39,987	40,397	81,521	80,413
Gross profit	65,069	63,121	134,702	125,465
Operating expenses:
Selling and marketing	41,188	37,208	79,583	71,244
Research and development	18,901	15,696	37,905	30,829
General and administrative	7,664	6,839	13,979	13,971
Acquisition-related costs	—	144	—	482
Restructuring costs	—	—	—	141
Total operating expenses (1)	67,753	59,887	131,467	116,667
(Loss) income from operations	(2,684)	3,234	3,235	8,798
Foreign currency transaction (loss) gain	(841)	173	(101)	1,189
Interest income, net	94	91	205	177
Other income (expense), net	263	(167)	(576)	(139)
(Loss) income before (benefit) provision for income taxes	(3,168)	3,331	2,763	10,025
(Benefit) provision for income taxes	(901)	1,058	973	3,021
Net (loss) income	$(2,267)	$2,273	$1,790	$7,004
Net (loss) earnings per share:
Basic	$(0.06)	$0.06	$0.05	$0.19
Diluted	$(0.06)	$0.06	$0.05	$0.18
Weighted-average number of common shares outstanding:
Basic	37,865	37,405	37,812	37,341
Diluted	37,865	38,851	38,931	38,828
Dividends per share	$0.03	$0.03	$0.06	$0.06
(1) Includes stock-based compensation as follows:
Cost of revenue	884	553	1,861	1,350
Operating expenses	2,102	1,312	3,977	3,050

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012

Net (Loss) Income and Diluted EPS - GAAP basis	$(2,267)	$(0.06)	$1,790	$0.05

Adjustment to exclude amortization of intangible assets, net of tax	1,859	0.05	3,646	0.09
Adjustment to exclude stock-based compensation, net of tax	1,999	0.05	3,814	0.10
Adjustment to exclude expenses for relocation of headquarters, net of tax	1,770	0.05	2,988	0.07

Net Income and Diluted EPS - Non-GAAP basis	$3,361	$0.09	$12,238	$0.31

Weighted-average common shares - diluted GAAP	37,865		38,931

Weighted-average common shares - diluted Non-GAAP	38,969		38,931

PEGASYSTEMS INC.
FOOTNOTES FOR RECONCILIATON OF
SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)
This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets acquired from Chordiant from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Headquarters relocation expenses: As a result of our entering into a lease arrangement in June 2011 for our new office headquarters in Cambridge, Massachusetts, we expect to cease the use of our existing offices in Cambridge, Massachusetts in the second half of 2012 and abandon certain leasehold improvements and furniture and fixtures. Accordingly, in June 2011 we revised the remaining useful lives of these fixed assets and recorded incremental depreciation expense of $0.1 million and $0.2 million during the second quarter and first six months of 2012, respectively. In addition, we recorded rent expense of $1.5 million and $3 million associated with our new office headquarters during the second quarter and first six months of 2012, respectively. Lastly, we incurred approximately $1 million and $1.4 million for rent-related and equipment expenses and furniture and fixtures in connection with our move during the second quarter and first six months of 2012, respectively. We believe these incremental expenses for existing and new office headquarters as a result of our moving our headquarters is not representative of our ongoing business.

Taxes: The differences between our GAAP and Non-GAAP effective tax rates in the second quarter and first six months of 2012 were primarily due to the impact of higher Non-GAAP income before taxes.

Weighted-average common shares: The diluted weighted-average common shares used for the calculation of Non-GAAP diluted earnings per share for the second quarter of 2012 includes the dilutive effect of outstanding options, restricted stock units, and warrants, and the average market price of our common stock during the applicable period using the treasury stock method.

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Balance Sheets

	As of	As of
	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$54,827	$60,353
Marketable securities	48,037	51,079
Total cash, cash equivalents, and marketable securities	102,864	111,432
Trade accounts receivable, net of allowance	92,542	98,293
Deferred income taxes	9,827	9,826
Income taxes receivable	10,035	7,545
Other current assets	5,512	4,865
Total current assets	220,780	231,961
Property and equipment, net	28,175	14,458
Long-term deferred income taxes	43,581	43,286
Long-term other assets	1,782	2,186
Intangible assets, net	63,787	69,369
Goodwill	20,451	20,451
Total assets	$378,556	$381,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,405	10,899
Accrued expenses	21,597	18,336
Accrued compensation and related expenses	26,240	39,170
Deferred revenue	79,358	73,840
Total current liabilities	134,600	142,245
Income taxes payable	9,633	9,547
Long-term deferred revenue	11,898	15,367
Other long-term liabilities	10,813	5,796
Total liabilities	166,944	172,955
Stockholders’ equity:	211,612	208,756
Total liabilities and stockholders’ equity	$378,556	$381,711

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
	2012	2011
	(in thousands)
Operating activities:
Net income	$1,790	$7,004
Adjustments to reconcile net income to cash used in operating activities:
Excess tax benefit from equity awards and deferred income taxes	(2,530)	(4,094)
Depreciation, amortization, and other non-cash items	9,388	8,642
Stock-based compensation expense	5,838	4,400
Foreign currency transaction loss	460	377
Change in operating assets and liabilities, and other, net	(2,419)	891
Cash provided by operating activities	12,527	17,220
Cash used in investing activities	(12,502)	(20,139)
Cash used in financing activities	(4,717)	(2,173)
Effect of exchange rate changes on cash and cash equivalents	(834)	948
Net decrease in cash and cash equivalents	(5,526)	(4,144)
Cash and cash equivalents, beginning of period	60,353	71,127
Cash and cash equivalents, end of period	$54,827	$66,983